Exhibit 10.19
SECOND AMENDMENT TO SECOND AMENDED
AND RESTATED CREDIT AGREEMENT
     This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 11, 2009 (this “Amendment”), is executed by and among JOHNSTOWN AMERICA CORPORATION, a Delaware corporation, FREIGHT CAR SERVICES, INC., a Delaware corporation, JAC OPERATIONS, INC., a Delaware corporation, JAIX LEASING COMPANY, a Delaware corporation, and FREIGHTCAR ROANOKE, INC., a Delaware corporation (each a “Co-Borrower”, and collectively the “Co-Borrowers”), the financial institutions parties to the Credit Agreement referred to below (together with their respective successors and assigns, the “Lenders”) and BANK OF AMERICA, N. A., a national banking association, as successor-by-merger to LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
RECITALS:
     The Co-Borrowers, the Lenders and the Administrative Agent are parties to a Second Amended and Restated Credit Agreement dated as of August 24, 2007, as amended by a First Amendment to Second Amended and Restated Credit Agreement dated as of September 30, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
     The Co-Borrowers have requested that the Administrative Agent and the Lenders make certain amendments to the Credit Agreement. The Administrative Agent and the Lenders are willing to grant the Co-Borrowers’ requests subject to the terms and conditions of this Amendment.
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Recitals. The foregoing Recitals are hereby made a part of this Amendment.
     2. Definitions. Capitalized words and phrases used herein within definition shall have the respective meanings ascribed to such words and phrases in the Credit Agreement.
     (a) In addition, Section 1.1 of the Credit Agreement is hereby amended by adding or amending, as the case may be, the following defined terms:
     “Multiemployer Pension Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which a Loan Party or any other member of the Controlled Group may have any liability.
     “Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of ERISA (other than a Multiemployer Pension Plan), and as to which a Loan Party or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
     “Sufficiently Funded” means, as of the most recent determination, the aggregate “funding target attainment percentage” (as defined in Section 430(d)(2) of the Code) of the Pension Plans exceeds 70%.
     “Termination Event” means, with respect to a Pension Plan that is subject to Title IV of ERISA: (a) a Reportable Event; (b) the withdrawal of a Loan Party or any other member of the Controlled Group from such Pension Plan during a plan year in which such Loan Party or such other member of the Controlled Group was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (c) the termination of such Pension Plan, the filing of a notice of intent to terminate the Pension Plan or the treatment of an amendment of such Pension Plan as a termination under Section 4041 of ERISA; (d) the institution by the PBGC of proceedings to terminate such Pension Plan; or (e) any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Pension Plan.
     (b) Section 1.1 of the Credit Agreement is hereby further amended by deleting the defined terms “Total Plan Liability” and “Unfunded Liability”.
     3. Pension Plans. Section 9.9(a) of the Credit Agreement is hereby amended in its entirety to read as follows:
“(a) Each Loan Party and each other member of the Controlled Group have made all required contributions to each Pension Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any such Pension Plan. As of the date of the most recent determination made for purposes of Section 430 of the Code with respect to the Pension Plans, the Pension Plans were Sufficiently Funded. To the knowledge of each Co-Borrower, each Pension Plan complies in all material respects with all applicable requirements of law and regulations. No contribution failure under Section 412 or 430 of the Code, Section 302 or 303 of ERISA or the terms of any Pension Plan has occurred with respect to any Pension Plan, sufficient to give rise to a Lien under Section 303(k) of ERISA, or otherwise to have a Material Adverse Effect. There are no pending or, to the knowledge of any Co-Borrower, threatened, claims, actions, investigations or lawsuits against any Pension Plan, any fiduciary of any Pension Plan, or any Loan Party or other any member of the Controlled Group with respect to a Pension Plan or a Multiemployer Pension Plan which could reasonably be expected to have a Material Adverse Effect. Neither any Loan Party nor any other member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Pension Plan or Multiemployer Pension Plan which would subject that Person to any material liability. Within the past five years, neither any Loan Party nor any other member of the Controlled Group has engaged in a transaction which resulted in a Pension Plan with an Unfunded Liability being transferred out of the Controlled Group, which could reasonably be expected to have a Material Adverse Effect. No Termination Event has occurred or is reasonably expected to occur with respect to my Pension Plan, which could reasonably be expected to have a Material Adverse Effect.”
     4. Notice of Default, Litigation and ERISA Matters. Section 10.1.7(c) of the Credit Agreement is hereby amended by in its entirety to read as follows:
“(c) if, as of the most recent date of determination: (i) for purposes of Section 430 of the Code, the aggregate “funding shortfall” (as defined in Section 430(c)(4) of the Code, without reduction of assets of a Plan under Section 430(f)(4)(B) of the Code) of the Pension Plans exceeds $15,000,000, (ii) the Pension Plans are not Sufficiently Funded or (iii) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan in a distress termination under Section 4041 of ERISA or a termination under Section 4042 of ERISA, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 303(k) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that any Loan Party furnish a bond or other security to the PBGC or such Pension Plan, or a Pension Plan being deemed an “at-risk” plan under Section 303(i) of ERISA, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of the Loan Parties with respect to any post-retirement welfare benefit plan, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;”
     5. Pension Plans. Section 13.1.6 of the Credit Agreement is hereby amended in its entirety to read as follows:
     “13.1.6 Pension Plans. (a) Any Person institutes steps to terminate a Pension Plan if as a result of such termination the Loan Parties or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $2,500,000; (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA; (c) the Pension Plans are not Sufficiently Funded; (d) a Loan Party or any member of the Controlled Group withdraws or partially withdraws from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Loan Party or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $2,500,000.”
     6. References. For the avoidance of doubt, any and all references in the Credit Agreement to “the Company” shall be deemed to refer to “the Co-Borrowers”.
     7. Representations, Warranties And Covenants. To induce Administrative Agent and the Lenders to enter into this Amendment, the Co-Borrowers hereby certify, represent, warrant and covenant that:
     (a) Authorization. The Co-Borrowers are duly authorized to execute and deliver this Amendment and are and will continue to be duly authorized to borrow monies under the Loan Documents, as amended hereby, and to perform their obligations under the Loan Documents, as amended hereby.
     (b) No Conflicts. The execution and delivery of this Amendment and the performance by the Co-Borrowers of their obligations under the Loan Documents to which such Co-Borrowers are a party, as amended hereby, do not and will not conflict with any provision of law or of the articles of incorporation or bylaws of the Co-Borrowers or of any material agreement binding upon the Co-Borrowers.
     (c) Validity and Binding Effect. Each of the Loan Documents, as amended hereby, are a legal, valid and binding obligation of the Co-Borrowers a party thereto, enforceable against the Co-Borrowers a party thereto in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.
     (d) Compliance with Warranties. The representation and warranties set forth in the applicable Loan Documents, as amended hereby, are true and correct in all material respects with the same effect as if such representations and warranties had been made on the date hereof (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date).
     (e) No Event of Default. As of the date hereof, no Unmatured Event of Default or Event of Default under the Loan Documents, as amended hereby, has occurred and is continuing.
     8. Conditions Precedent. This Amendment shall become effective as of the date above first written after receipt by the Administrative Agent of the following:
     (a) Amendment. This Amendment duly executed by all of the parties hereto.
     (b) Amendment to JAIX Credit Agreement. The First Amendment to JAIX Credit Agreement, duly executed by all of the parties thereto.
     (c) Acknowledgement and Agreement of Guarantors. The Acknowledgement and Agreement of Guarantors set forth at the end of this Amendment, duly executed by the parties thereto.
     (d) Other Documents. Such other documents, certificates and/or opinions of counsel as the Administrative Agent and the Lenders may request.
     9. General.
     (a) Governing Law; Severability. This Amendment shall be construed in accordance with and governed by the internal laws of the State of Illinois applicable to contracts made and to be performed entirely within such State, without regard to conflict of laws principles. Wherever possible each provision of the Loan Documents and this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Loan Documents and this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Loan Documents and this Amendment.
     (b) Successors and Assigns. This Amendment shall be binding upon the Co-Borrowers, the Administrative Agent, the Lenders and their respective successors and assigns, and shall inure to the benefit of the Co-Borrowers, the Administrative Agent, the Lenders and their respective successors and assigns.
     (c) Continuing Force and Effect of Loan Documents. Except as specifically modified or amended by the terms of this Amendment, all other terms and provisions of the Loan Documents are incorporated by reference herein, and in all respects, shall continue in full force and effect. Each of the Co-Borrowers, the Administrative Agent, and the Lenders by execution of this Amendment, hereby reaffirms, assumes and binds themselves to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Loan Documents and all other documents executed in connection therewith, including all guaranties, as applicable.
     (d) Expenses. The Co-Borrowers shall pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including Attorney Costs and Taxes) in connection with the preparation of this Amendment and other related Loan Documents.
     (e) Release. The Co-Borrowers, by signing this Amendment, each hereby absolutely and unconditionally releases and forever discharges the Administrative Agent and the Lenders, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any of the Co-Borrowers has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.
     (f) Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Lenders shall deemed to be originals.
Signature page follows

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

FREIGHT CAR SERVICES, INC., FREIGHTCAR ROANOKE, INC., JAC OPERATIONS, INC. and JOHNSTOWN AMERICA CORPORATION
By:
Name:
Title:

(Signature page to Second Amendment to Second Amended and Restated Credit Agreement)

BANK OF AMERICA, N. A., as Administrative Agent and as Issuing Lender
By:
	Name:	Michael Brashler
	Title:	Vice President

(Signature page to Second Amendment to Second Amended and Restated Credit Agreement)

BANK OF AMERICA, N. A., as a Lender
By:
	Name:	Robert W. Hart
	Title:	Senior Vice President

(Signature page to Second Amendment to Second Amended and Restated Credit Agreement)

NATIONAL CITY BUSINESS CREDIT, INC., as Collateral Agent and as a Lender
By:
	Name:	Thomas F. Karlov
	Title:	Director

(Signature page to Second Amendment to Second Amended and Restated Credit Agreement)

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS
Each of the undersigned hereby expressly: (a) consents to the execution of the foregoing Amendment; (b) acknowledges that the Co-Borrowers’ “Obligations” (as defined in the Credit Agreement referred to in the foregoing Amendment) includes all of the obligations and liabilities owing from the Co-Borrowers to the Administrative Agent and the Lenders, including, but not limited to, the obligations and liabilities of the Co-Borrowers to the Administrative Agent and the Lenders under and pursuant to the Loan Documents, as the case may be, as amended from time to time, and as evidenced by the notes delivered in connection therewith, as the same may be modified, extended and/or replaced from time to time; (c) reaffirms, assumes and binds itself in all respects to all of the obligations, liabilities, duties, covenants, terms and conditions that are contained in its respective Guaranty; (d) consents to the terms (including, without limitation, the release set forth in Paragraph 9(e) of the Amendment) and execution thereof; (e) agrees that all such obligations and liabilities under its respective Guaranty shall continue in full force and that the execution and delivery of this Amendment to, and its acceptance by, the Administrative Agent and the Lenders shall not in any manner whatsoever (i) impair or affect the liability of the undersigned to the Administrative Agent under its respective Guaranty; (ii) prejudice, waive, or be construed to impair, affect, prejudice or waive the rights and abilities of Administrative Agent or the Lenders at law, in equity or by statute, against the undersigned pursuant to its respective Guaranty; and/or (iii) release or discharge, nor be construed to release or discharge, any of the obligations and liabilities owing to the Administrative Agent and the Lenders by the undersigned under its respective Guaranty; and (f) represents and warrants that each of the representation and warranties set forth in its respective Guaranty are true and correct in all material respects with the same effect as if such representations and warranties had been made on the date hereof (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date).

FREIGHTCAR AMERICA, INC. JAC INTERMEDCO, INC., JAC PATENT COMPANY and JAIX LEASING COMPANY
By:
Name:
Title:

(Acknowledgement to Second Amendment to
Second Amended and Restated Credit Agreement)